UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 3, 2016

Roomlinx, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-26213	83-0401552
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Continental Plaza - 6th Floor
433 Hackensack Avenue
Hackensack, New Jersey 07601
                                            (201) 968-9797
(Address of Principal Executive Offices)  (Zip Code)

                                      (201) 968-9797
(Registrant's Telephone Number, Including Area Code)

                                                  N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2.04    Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement.
On March 27, 2015, RoomLinx, Inc. (the "Company") merged and acquired SignalShare Infrastructure ("SSI"). SSI was unable to pay the amounts due to  Cenfin, LLC which was an existing creditor of SSI and the parties agreed to allow Cenfin, LLC to  foreclose under its Amended and Restated Revolving Credit and the SSI Security Agreement (the latter of which the Company is not a party), dated March 24, 2015, as amended.  This relates to approximately $3,622,275 of indebtedness including approximately $308,772 of accrued interest incurred by SSI  which holds RoomLinx's operations prior to the Company's March 27, 2015 acquisition of Signal Point Holdings Corp. This action should not affect the public entity Roomlinx Inc.
On November 14, 2015, the Company entered into a Guaranty and Payment Agreement pursuant to which the Company guaranteed a $150,000 loan from SSI to the Company and an additional installment payment of $75,000 was made to Cenfin.  Until such time as the $150,000 loan was repaid, the Company had guaranteed up to $1,500,000 of SSI debt to Cenfin. The Company has satisfied this obligation by paying Cenfin $75,000.  The intercompany advances were repaid to SSI, however, Cenfin asserted that the guarantee is still in place.
The Company has been in active negotiations with Cenfin to explore all possible alternatives.  These included, but are not limited to, transferring the assets of SSI to Cenfin, conducting a UCC Article 9 sale of assets, bankruptcy filing and/or an orderly liquidation of the subsidiary SignalShare Infrastructure.  On May 3, 2016 at 10:00 A.M. (Local Time) Cenfin will sell all right, title and interest in substantially all personal property of SSI to the highest qualified bidder at a public auction pursuant to Article 9 of the Uniform Commercial Code.  The auction will take place at the offices of DLA Piper LLP, 203 N. LaSalle Street, Chicago, Illinois 60601
The Company intends to eliminate any remaining net liabilities of approximately eight million ($8,000,000) dollars associated with SSI's underperforming operations via an orderly liquidation process.
Item 9.01     Financial Statements and Exhibits
 (d) Exhibits. -  None

SIGNATURE PAGE TO FOLLOW

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 2, 2016	ROOMLINX, INC.

By: /s/ Christopher Broderick
Name: Christopher Broderick
Title: Chief Operating Officer